Exhibit 32
MASCO CORPORATION
Certification Required by Rule 13a-14(b) or 15d-14(b)
of the Securities Exchange Act of 1934 and
Section 1350 of Chapter 63 of Title 18 of the
United States Code
     The certification set forth below is being submitted in connection with the Masco Corporation Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Timothy Wadhams, the Chief Executive Officer, and John G. Sznewajs, the Vice President, Treasurer and Chief Financial Officer, of Masco Corporation, each certifies that, to the best of his knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Masco Corporation.

/s/ Timothy Wadhams
Date: October 31, 2007	Name:	Timothy Wadhams
	Title:	Chief Executive Officer

/s/ John G. Sznewajs
Date: October 31, 2007	Name:	John G. Sznewajs
	Title:	Vice President, Treasurer and Chief Financial Officer

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